BARBARA K. CEGAVSKE

Secretary of State

202 North Carson Street

Carson City, Nevada 89701-4201

(775) 684-5708

Website: www.nvsos.gov

Articles of Exchange
(PURSUANT TO NRS 92A.200)

Articles of Exchange

(Pursuant to NRS Chapter 92A - excluding 92A.200(4b))

1) Name and jurisdiction of each constituent entity (NRS 92A-200);

☐	If there are more than two constituent entities, please check box and attach an 8 1/2” x 11” blank sheet listing the entities continued from article one.

HereLab. Inc.

Name of acquired entity

Delaware	Corporation
Jurisdiction	Entity type *

and,

IIOT-OXYS. Inc.

Name of acquiring entity

Nevada	Corporation
Jurisdiction	Entity type

2) The undersigned declares that a plan of exchange has been adopted by each constituent entity (NRS 92A.200).

* Corporation, non-profit corporation, limited partnership, limited liability limited partnership, limited-liability company or business trust.

FILING FEE: $350.00

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Articles of Exchange
(PURSUANT TO NRS 92A.200)

3) Owners approval (NRS 92A.200) (options a, b or c must be used for each entity):

☐	If there are more than two constituent entities, please check box and attach an 8 1/2" x 11" blank sheet listing the entities continued from article three.

(a) Owners approval was not required from

___________________________________________

Name of acquired entity, if applicable

and, or;

IIOT-OXYS. Inc.

Name of acquiring entity, if applicable

(b) The plan was approved by the required consent of the owners of

HereLab, Inc.

Name of acquired entity, if applicable

and, or;

________________________________________________________

Name of acquiring entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, an exchange must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the exchange.

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Articles of Exchange
(PURSUANT TO NRS 92A.200)

(c) Approval of plan of exchange for Nevada non-profit corporation (NRS 92A.160):

The plan of exchange has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of exchange is required by the articles of incorporation of the domestic corporation.

___________________________________________

Name of acquired entity, if applicable

and, or;

___________________________________________

Name of acquiring entity, if applicable

4) Location of Plan of Exchange (check a or b):

☐	(a) The entire plan of exchange is attached;

or,

☒	(b) The entire plan of exchange is on file at the registered office of the acquiring corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the acquiring entity (NRS 92A.200).

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Articles of Exchange
(PURSUANT TO NRS 92A.200)

5)	Effective date and time of filing: (optional) (must not be later than 90 days after the certificate is filed)

Date:____________________          Time:____________________

6)	Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership: A manager of each Nevada limited-liability company with managers or a member if there are no Managers: A trustee of each Nevada business trust (NRS 92A.230):**

☐	If there are more than two constituent entities. please check box and attach an 8 1/2" x 11" blank sheet listing the entities continued from article six.

HereLab, Inc.

Name of acquired entity

* An exchange takes effect upon filing the articles of exchange or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

** The articles of exchange must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

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